UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2006

Verticalnet, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-25269	23-2815834
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Chester Field Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 240-0600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement with Jonathan T. Cohen

On December 1, 2006, Verticalnet, Inc. ("Verticalnet" or the "Company") entered into an employment agreement with Jonathan T. Cohen, the Company’s newly appointed Vice President and Chief Accounting Officer (the "Employment Agreement").

The Employment Agreement provides for a base salary of $175,000. The Employment Agreement has a term of one year, with automatic renewal unless either party gives at least one year advance notice of non-renewal. If Mr. Cohen is terminated without cause (with one month advance notice of termination without cause), then he will receive, in exchange for a mutual general release, a lump sum payment equal to his salary for three months and a pro rata portion of any bonus Mr. Cohen would have earned in the year of termination. In addition, the Company will pay healthcare coverage for six months; unvested options would be accelerated and all vested options would be exercisable for 90 days after termination of employment. If within one year after a change of control, Mr. Cohen is terminated without cause or chooses to leave for "good reason," then he will receive the termination without cause benefits above, except Mr. Cohen will receive a lump sum payment equal to his salary for six months. The Employment Agreement provides for a cap to the executive’s compensation if it produces a greater net benefit than an uncapped award would after accounting for the increased tax obligation resulting from being an excess parachute payment under sections 280G and 4999 of the Internal Revenue Code. The Employment Agreement defines "good reason" after a change of control as (1) the executive being transferred more than 50 miles without consent; (2) the Company taking any action resulting in Mr. Cohen not being a Vice President of the Company; (3) a material reduction of authority, duties, or responsibilities after reasonable notice and a chance to cure; (4) any failure of the Company materially to comply with and satisfy the terms of the Employment Agreement; or (5) non-renewal of the Employment Agreement by the Company.

Termination Letter Agreement with Gene S. Godick

On December 1, 2006, the Company entered into termination letter agreement with Gene S. Godick in connection with his resignation as the Company’s Executive Vice President and Chief Financial Officer. Pursuant to the agreement, the Company agreed to provide Mr. Godick with a termination payment equal to one month base pay, continued health care benefits through December 31, 2007, and the accelerated vesting of 4,444 shares of restricted stock previously granted to Mr. Godick.

Consulting Agreement with Gene S. Godick

On December 1, 2006, the Company entered into a consulting agreement with Gene S. Godick in connection with his resignation as the Company’s Executive Vice President and Chief Financial Officer. The consulting agreement provides for a month to month term, a rate of $375 per hour for services performed and reimbursement of expenses, and the indemnification of Mr. Godick by the Company to the extent provided by Pennsylvania law.

Item 1.02 Termination of a Material Definitive Agreement.

The Employment Agreement between Gene S. Godick and Verticalnet dated February 5, 2003, as amended, was terminated in conjunction with Mr. Godick’s resignation as Executive Vice President and Chief Financial Officer of Verticalnet.

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, on August 16, 2005, Verticalnet issued $6.6 million aggregate principal amount of Senior Secured Convertible Promissory Notes due July 2, 2007 (the "Notes"). On December 1, 2006, pursuant to the terms of the Notes, Verticalnet paid an aggregate of $335,710 as payment of principal and interest then due on the Notes through the issuance of an aggregate of 609,450 shares of Verticalnet’s common stock to the holders of the Notes (the "Note Holders").

The shares of Verticalnet’s common stock were issued to the Note Holders, each an accredited investor, in reliance on the exemption from registration provided by Rule 506 promulgated under the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

Effective December 1, 2006, Gene S. Godick resigned as Executive Vice President and Chief Financial Officer of the Company. A copy of the press release announcing these events is attached hereto as Exhibit 99.1.

Appointment of Chief Accounting Officer

Effective December 1, 2006, the Company appointed Jonathan T. Cohen as Vice President and Chief Accounting Officer. Mr. Cohen has served as Verticalnet’s Controller since 2003 with primary responsibility for the Company’s accounting operations and financial reporting.

Mr. Cohen has held senior accounting positions with both publicly traded and privately held companies. Immediately prior to joining Verticalnet, Mr. Cohen assisted Constar International during and after their initial public offering and subsequent SEC filings. From 2000 until 2001, Mr. Cohen was a manager in the Deloitte & Touche Emerging Growth practice, which provided consulting services for start-up technology companies. From 1995 until 2000, Mr. Cohen was controller of Wilmar Industries, a publicly traded national distributor of repair and maintenance products to the multi-family industry, where he was responsible for the accounting operations and financial reporting. In addition, Mr. Cohen was a member of the Acquisition/Integration team where he primarily responsible for the financial due diligence and subsequent accounting integration of fifteen acquisitions. From 1991 until 1995, Mr. Cohen was an auditor with Fishbein and Company, P.C.

Mr. Cohen, 37, is a Certified Public Accountant in the Commonwealth of Pennsylvania and received a bachelor’s degree from Hartwick College and an MBA with a concentration in Finance from LaSalle University.

The information provided in response to Item 1.01 under the heading "Employment Agreement with Jonathan T. Cohen" of this current report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verticalnet, Inc.

December 7, 2006	By:	Christopher G. Kuhn

Name: Christopher G. Kuhn
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 7, 2006.